EXHIBIT - CERTIFICATE OF FILING

     A conformed copy of Entergy Corporation's Form U-9C-3 for the quarter ended September 30, 1997 was filed with the following:

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
Mary W. Cochran, Esq.                     Norma K. Scogin, Esq.
Arkansas Public Service Commission        Texas Attorney General's Office
1000 Center Street                        300 West 15th Street/10th Floor
Little Rock, AR  72201                    Austin, TX  78701

Lawrence C. St. Blanc, Secretary          Sherry A. Quirk, Esq.
Louisiana Public Service Commission       Verner, Liipfert, Bernhard,
Post Office Box 91154                     McPherson and Hand
Baton Rouge, LA 70821-9154                901 15th Street, NW / Suite 700
                                          Washington, DC  20005-2301

William Bruce McKinley, Esq.              Frank Spencer, Esq.
Mississippi Public Service Commission     Assistant Attorney General
Walter Sillers State Office Building      Mississippi Attorney
550 High Street / 19th Floor              General's Office
Jackson, MS  39215                        Post Office Box 22947
                                          Jackson, MS  39225

George W. Fleming, Esq.                   Mr. James Galloway, Filing Clerk
Mississippi Public Utilities Staff        Central Records - PUCT
Post Office Box 1174                      7800 Shoal Creek Boulevard
Jackson, MS  39215                        Suite 400N
                                          Austin, TX  78757

Ms. Jacquelyn M. Frick, Director          Hon. Emma J. Williams, Clerk of Council
City Council Utilities Regulatory Office  City of New Orleans
Room 6E07, City Hall                      Room 1E04, City Hall
1300 Perdido Street                       1300 Perdido Street
New Orleans, LA 70112                     New Orleans, LA 70112

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                                 Entergy Corporation



                                 By:       /s/ Louis E. Buck
                                             Louis E. Buck
                                   Vice President, Chief Accounting
                                    Officer and Assistant Secretary


Dated:  March 30, 1998